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                                                                   EXHIBIT 10.12

                      DIVIDEND EQUIVALENT RIGHTS AGREEMENT
                        UNDER THE SHARE INCENTIVE PLAN OF
                        SUNSET CAPITAL INVESTMENTS, INC.

         This Dividend Equivalent Rights Agreement (the "Agreement") is made and entered into as of the ___ day of ________, 2003, by and between SUNSET CAPITAL INVESTMENTS, INC., a Maryland corporation (the "Company"), and the person who has signed this Agreement and has acquired the Dividend Equivalent Rights ("DERs") pursuant to the grant under this Agreement and all the terms and conditions thereof (the "Grantee").

         1. TERMS OF GRANT OF DERS. The Company hereby grants to the Grantee DERs with respect to _______ common shares of the Company ("Shares"). The DERs granted hereunder shall entitle the Grantee to receive a payment equal to the quarterly dividend (if any) declared and paid by the Company on such number of Shares. Any dividends that are payable to the Grantee under this Agreement shall be payable annually on or before December 31 of each calendar year. The term of the DERs granted hereunder shall be for a period equal to the lesser of 10 years from the date hereof unless earlier terminated in accordance with the Plan.

         2. AWARD GRANTED PURSUANT TO THE PLAN. The DERs awarded pursuant to this Agreement are issued pursuant to the 2003 Share Incentive Plan of Sunset Capital Investments, Inc. (the "Plan"). The terms and provisions of the Plan are incorporated herein by reference, and in the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including, without limitation, the powers of the Committee thereunder, shall prevail and be controlling.

         3. RESTRICTIONS ON TRANSFER. Except as otherwise provided herein, the DERs issued pursuant to this Agreement, and rights and privileges conferred hereby, may not be transferred, assigned, pledged, hypothecated or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the DERs, or any right or privilege conferred hereby, contrary to the provisions hereof, such DERs shall automatically be forfeited by the Grantee and returned to the Company.

         4. FORFEITURE OF DERS. Except as limited by Section 6 of this Agreement, in the event that the Grantee's employment with the Company is terminated for any reason, to the extent set forth in the Plan, all DERs shall immediately be forfeited by the Grantee to the Company.

         5. WITHHOLDING OF APPLICABLE TAXES. The Company shall have the right to withhold from any transfer or payment made to the Grantee under this Agreement, all federal, state, city or other taxes as may be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding, the Company may make arrangements consistent with this Agreement as it may deem appropriate.

         6. CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a "Change in Control," all DERs shall become fully vested in Grantee and shall vest in Grantee or Grantee's designated beneficiary or estate, on the same


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conditions (other than vesting) as would have applied had the Change in Control not occurred. For purposes of this Agreement, the term "Change in Control" shall have the meaning assigned to such term under the Plan.


         7. NO AGREEMENT OF EMPLOYMENT OR SERVICE. Nothing in this Agreement shall be construed as giving the Grantee an agreement or understanding, express or implied, that the Company shall continue the employment or service of such individual.

         8. AMENDMENT AND TERMINATION OF THIS AGREEMENT. This Agreement may be amended or terminated in whole or in part by the Board of Directors, in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination.

         9. BENEFIT OF THIS AGREEMENT. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Grantee and his or her executors or administrators, heirs and personal and legal representatives.

         10. GOVERNING LAW. This Agreement shall be construed and interpreted according to, and governed by, the laws of the State of Maryland, regardless of the laws that might otherwise govern under the applicable principles of conflicts of law of the State of Maryland, and all matters pertaining hereto shall be deemed to be performable in Jacksonville, Florida.

         11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Grantee hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

         12. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited /in a United States Post Office, postage prepaid, addressed, as appropriate, to Grantee either at the address set forth in the records of the Company or such other address as Grantee may designate in writing to the Board, or to the Board at 4231 Walnut Bend, Jacksonville, Florida 32257 or such other address as the Board may designate in writing to Grantee.

         13. TRANSFER OF RIGHTS UNDER THIS AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, corporation, firm or entity, with or without consideration.


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         14. SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

         15. MISCELLANEOUS. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

         IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

                                    COMPANY:

                                    SUNSET CAPITAL INVESTMENTS, INC.


                                    By:
                                        ----------------------------------------
                                        [Name and Title]

                                    GRANTEE

                                    --------------------------------------------
                                    Address:
                                             -----------------------------------


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